Exhibit 15

November 1, 2012

Securities and Exchange Commission
100 F. Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 1, 2012 on our review of interim financial information of Unit Corporation for the three and nine month periods ended September 30, 2012 and 2011 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2012 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-173884-02) and Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857, 333-166605 and 333-181922).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma